UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

GENON MID-ATLANTIC, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-61668	58-2574140
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 357-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of the Registrant.

On December 14, 2012, GenOn Energy, Inc. (“GenOn”), a Delaware corporation, completed its previously announced merger with Plus Merger Corporation (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of NRG Energy, Inc., a Delaware corporation (“NRG”), pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of July 20, 2012 (the “Merger Agreement”), by and among NRG, Merger Sub and GenOn.  Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into GenOn (the “Merger”), with GenOn continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of NRG.

Immediately prior to the effective time of the Merger, GenOn was the ultimate parent company of GenOn Mid-Atlantic, LLC, a Delaware limited liability company (the “Company”).  As a result of the Merger, a change of control of the Company occurred.  The ultimate parent company of the Company is now NRG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENON MID-ATLANTIC, LLC

	By:	/s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: Manager

Date: December 14, 2012